   As filed with the Securities and Exchange Commission on
                       October 9, 1996

                      Registration No. 333-_________________

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8

                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933

                       AMR CORPORATION
        (Exact Name of Registrant as Specified in its
                          Charter)

            Delaware                        75-1825172
  (State or Other Jurisdiction           (I.R.S. Employer
       of Incorporation)                Identification No.

  P.O. Box 619616, Dallas/Fort              75261-9616
Worth Airport, Texas (Address of            (Zip Code)
  Principal Executive Offices)



                       AMR CORPORATION
       1994 Directors Stock Incentive Plan, As Amended
                  (Full Title of the Plan)

                      Anne H. McNamara
          Senior Vice President and General Counsel
                       AMR Corporation
                       P.O. Box 619616
         Dallas/Fort Worth Airport, Texas 75261-9616
           (Name and Address of Agent for Service)

                       (817) 963-1234
    (Telephone number, Including Area Code, of Agent for
                          Service)


               CALCULATION OF REGISTRATION FEE

Title of       Amount       Proposed     Proposed    Amount of
Securities to  to be        Maximum      Maximum     Registrati
be Registered  Registered   Offering     Aggregate   on
                            Price Per    Offering    Fee
                            Share (1)    Price (1)
Common Stock,
par value      50,000       $82.31       $4,115,500  $1,286
$1.00 per
share

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (h) based upon the average ofthe high and low prices of AMR Corporation Common Stock on October 7,1996, as reported in a summary of composite transactions for securities listed on the New York Stock Exchange

     This Registration Statement is being filed to register additional shares of the Common Stock, par value $1.00 per share, of AMR Corporation (the "Company") issuable pursuant to the AMR Corporation 1994 Directors Stock Incentive Plan, as amended (the "Plan"). The contents of the Company's earlier Registration Statement (Registration No. 33-60727) relating to shares issuable pursuant to the Plan are hereby incorporated by reference.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 8th day of October, 1996.

                              AMR CORPORATION

                              By: /s/ Anne H. McNamara
                                  Anne H. McNamara
                                  Senior Vice President and
                                  General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signatures                    Title

ROBERT L. CRANDALL  Chairman of the Board,
                    President and Chief Executive
                    Officer; Director (Principal
                    Executive Officer)

GERARD J. ARPEY          Senior Vice President and Chief
                    Financial Officer (Principal
                    Financial and Accounting Officer)

DAVID L. BOREN

EDWARD A. BRENNAN

ARMANDO M. CODINA

CHRISTOPHER F. EDLEY

CHARLES T. FISHER                                  By: /s/Charles D. MarLett
                                                      Charles D. MarLett
EARL G. GRAVES      Directors                         Attorney-in-Fact
                                                      Date:  October 2, 1996
DEE J. KELLY

ANN D. McLAUGHLIN

CHARLES H. PISTOR, JR.

JOE M. RODGERS

MAURICE SEGALL

                        EXHIBIT INDEX

Exhibit                                                  Sequential
Number    Description of Exhibit                           Page
No.

4         AMR Corporation 1994
          Directors Stock Incentive Plan,
          as amended (incorporated by
          reference to Exhibit A to Registrant's
          Proxy Statement dated March 29, 1996)

5         Opinion of Anne H. McNamara,
          Senior Vice President and General
          Counsel of the Registrant                               5

23(a)          Consent of Ernst & Young LLP                       6

23(b)          Consent of Anne H. McNamara
          (included in Exhibit 5)

24        Powers of Attorney (incorporated by
          reference to Exhibit 24 to Registrant's
          Registration Statement on Form S-8
          (Registration No. 33-60727) Filed
          June 29, 1995)

                                                   Exhibit 5

                       October 8, 1996



AMR Corporation
P.O. Box 619616
Dallas/Fort Worth Airport, Texas 75261-9616

      Registration Statement on Form S-8 pertaining to
   AMR Corporation 1994 Directors Stock Incentive Plan, As
                           Amended

Ladies and Gentlemen:

      I am Senior Vice President and General Counsel of AMR Corporation, a Delaware corporation (the "Company") , and as such I am delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to an additional 50,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, to be awarded under the AMR Corporation 1994 Directors Stock Incentive Plan, as amended (the "Plan").

      In so acting, I have examined the Plan and have examined and relied upon the originals, or copies certified to my satisfaction, of such records, documents or other instruments as in my judgement are necessary or appropriate to enable me to render the opinion set forth below.

      Based on the foregoing, I am of the opinion that the Shares have been duly authorized and, when duly awarded in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Anne H. McNamara
                                   Anne H. McNamara
                                   Senior Vice President and
                                   General Counsel

                                               Exhibit 23(a)



               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Directors Stock Incentive Plan, As Amended, of AMR Corporation of our report dated January 15, 1996, with respect to the consolidated financial statements and schedule of AMR Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Dallas, Texas
October 1, 1996